EXHIBIT 10.2

                                 File Solutions

                         Software Maintenance Agreement

         This  Agreement  is entered  into this 15th day of July,  1997,  by and
between  SPARAK  Financial   Systems,   inc.   (Vendor)  and  OCEANSIDE  BANK  -
JACKSONVILLE BEACH (Customer).

         WHEREAS, Customer has purchased a certain Software package (Software), more fully described in Software Schedule attached hereto, from Vendor or a Dealer of Vendor; and,

         WHEREAS, Vendor offers to provide maintenance and support of the Software and Customer desires to obtain such maintenance and support of the Software on the terms and conditions hereafter provided;

                                      Term

         This Agreement shall commence on the date indicated on the Software Schedule attached hereto and incorporated herein by reference and receipt of the Maintenance Fee (Fee) by Vendor. The initial term of this Agreement is for twelve months from said date. Thereafter, this Agreement will continue in full force and effect for twelve month periods provided the Fee is received by Vendor by the anniversary date of this Agreement.

                              Maintenance Services

         The maintenance and Support Services (Service) provided hereunder shall consist of: (a) technical and/or operational assistance provided by Vendor to Customer during normal business hours which shall be generally defined as Monday through Friday, 8:00 AM to 5:00 PM, Central time, and (b) distribution by Vendor to Customer of enhancements to the Software which may be developed from time to time by File Solutions and which are made generally available to all users of the Software.

                               Telecommunications

         The Vendor shall install at the Customer's expense and the Customer shall maintain for the duration of this Agreement, a modem and related software. The Customer shall install a dial-up phone line and maintain service at Customer's expense a while this agreement is in force. Vendor may, at its option, use this modem, software and phone line in connection with the Service. Access by Vendor shall be subject to prior approval of Customer in each instance.

                                      Scope

         The purpose of the Agreement is to assist Customer with the Software as listed in the Software Schedule attached to this Agreement. Vendor shall not be responsible for maintaining the software when the system of which the Software resides has been modified in any way by the Customer, or for maintaining portions of the Software affected by Customer modified portions of the hardware or hardware operating system. Further, this Agreement does not contemplate assistance for any other software added to the system by Customer. Services required as a result of Customer's modifications or system changes shall be billed at Vendor's standard rate.
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                                Maintenance Fees

         If the Customer desires the Service, the fee designated for each Software System in the Software Schedule attached hereto shall be due upon the terms provided, herein.

         (a) The Customer shall reimburse Vendor for any out-of-pocket expenses, including but not limited to travel expenses, incurred in connection with duties performed under this Agreement that, upon mutual concurrence, required travel to Customer location by Vendor.

         (b) The Vendor may change the maintenance fee on any anniversary date, after the initial term of the Agreement, upon thirty (30) days prior written notice. Billing of annual fee shall constitute notice under this Section.

                               Additional Services

         At the request of Customer, Vendor may also provide consulting or other assistance to Customer in addition to those included or intended as a part of this Agreement. Customer would be billed for these services at Vendor's standard rates then in effect.

                                   Assignment

         Customer may not assign or transfer this Agreement or Customer's rights and obligations hereunder without Vendor's prior written consent.

                             Limitation of Liability

         (a) VENDOR OR FILE SOLUTIONS, INC. SHALL NOT BE LIABLE TO CUSTOMER FOR ANY DAMAGES RESULTING FROM OR RELATED TO THE SERVICES PERFORMED BY VENDOR
HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY LOSS OF DATA OR SOFTWARE, INABILITY OF VENDOR IN PERFORMING ANY SERVICES HEREUNDER.

         (b) IN NO EVENT SHALL VENDOR OR FILE SOLUTIONS, INC. BE LIABLE TO THE CUSTOMER FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR RELATED TO THIS MAINTENANCE AGREEMENT, EVEN IF VENDOR OR FILE SOLUTIONS, INC. HAS BEEN ADVISED OF THE POSSIBILITY THEREOF OR KNEW OR SHOULD HAVE KNOWN THEREOF. VENDOR'S OR FILE SOLUTIONS, INC. LIABILITY HEREUNDER TO THE CUSTOMER, IF ANY, SHALL IN NO EVENT EXCEED THE TOTAL OF THE ANNUAL MAINTENANCE FEE PAID TO VENDOR HEREUNDER BY THE CUSTOMER FOR THE IMMEDIATE PRECEDING MAINTENANCE PERIOD.

Both parties hereby agree to and accept these conditions;

SPARAK Financial Systems, Inc.               OCEANSIDE BANK - JACKSONVILLE BEACH


BY: /S/  STEVE ANDERSON                              BY: /S/
   --------------------                                 -------------------
   STEVE ANDERSON
TITLE:   SECRETARY/TREASURER                         TITLE:   CHAIRMAN/CEO
DATE:    09/30/97                                    DATE:    09/29/97


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                                SOFTWARE SCHEDULE
                                -----------------


Software                          Effective Date                   Annual Fee

The File Solution(TM)                08/01/97                       $1400.00
                                     --------                       --------



         This Agreement is in effect on receipt of the total of the fees listed above for a period of 12 consecutive months from the effective date indicated above, and shall continue thereafter only on receipt of the total of fees listed above, or billed, prior to the anniversary date of this Agreement.